AMENDMENT NO. 8
                                         TO
                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDMENT NO. 8 dated as of January 24, 1996 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (as amended by Amendment No. 1 thereto dated as of June 9, 1994, Amendment No. 2 thereto dated as of September 30, 1994, Amendment No. 3 thereto dated as of December 12, 1994, Amendment No. 4 thereto dated as of January 11, 1995, Amendment No. 5 thereto dated as of March 17, 1995, Amendment No. 6 thereto dated as of October 17, 1995 and Amendment No. 7 thereto dated as of November 30, 1995, the "Credit Agreement"), each among MAGELLAN HEALTH SERVICES, INC., a Delaware corporation formerly known as CHARTER MEDICAL CORPORATION (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as agent for the Lenders, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement after giving effect to the amendments thereto set forth herein.

                            W I T N E S S E T H :

                  WHEREAS, the Company has requested that the Credit Agreement be amended to, among other things, (a) disregard certain cash settlement payments for purposes of the definition of EBITDA and (b) provide that the sale by the Company of certain shares of common stock of Green Spring will not be considered an Asset Sale under the Credit Agreement; and

                  WHEREAS,   subject  to  and  upon  the  terms  and  conditions
hereinafter set forth and in the Credit Agreement as amended hereby, the Lenders party hereto are willing to agree to the foregoing;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Amendments to Credit Agreement. Effective as of December 31, 1995, the Credit Agreement is amended as follows:

                  (a) Section 8.2 of the Credit Agreement is amended by (i) deleting the "and" at the end of clause (k) thereof, (ii) replacing the period at the end of clause (l)


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thereof  with ";  and" and  (iii)  inserting  the  following  at the end of such
Section as clause (m) thereof:

                                     "(m) so long as no Default or Event of
         Default has occurred and is continuing either immediately before or after giving effect thereto, the Company may sell the New Green Spring Common Stock to any Person in one or more transactions, and such transactions will not individually or in the aggregate constitute an Asset Sale other than for purposes of Section 7.1(e)(iii); provided that: (i) each such sale is made for consideration that is at least equal to the fair market value of such New Green Spring Common Stock, (ii) at least 70% of the consideration therefor is the payment of Cash, (iii) the Collateral Agent has a perfected Lien on any non-Cash proceeds received in such sale, other than notes and similar instruments having, in the aggregate, a principal amount of $500,000 or less, (iv) immediately after giving effect to each of such transactions individually and in the aggregate, the Company will own at least 51% of all of the outstanding shares of each class of capital stock of Green Spring on a fully diluted basis, and (v) notwithstanding anything herein to the contrary, the entire amount of any excess of (A) the consideration received by the Company in connection with such sale or sales of such New Green Spring Common Stock over (B) the consideration paid or payable by the Company in connection with the acquisition of such New Green Spring Common Stock (it being understood that to the extent all or any part of such consideration consti tuted Company Common Stock, the amount of such consideration shall be considered zero for purposes of this clause (B)), which excess shall be deter mined either proportionately on a per share basis or in the aggregate, as the case may be, shall constitute Net Proceeds of an Asset Sale and shall be used to make the prepayments required by Section 4.2(a) hereof."

                  (b) The definition of the term "Asset Sale" in Section 10 of the Credit Agreement is amended by (i) deleting the "and" at the end of clause
(vi) of the second proviso thereof and (ii) inserting ", and (viii) the sale by the Company of New Green Spring Common Stock to the extent permitted by Section 8.2(m)" at the end of clause (vii) of the second proviso thereof.

                  (c) The definition of the term "EBITDA" in Section 10 of the Credit Agreement is amended by inserting the following at the end thereof "Notwithstanding anything in the foregoing to the contrary, (a) Insurance Settlement Payments made at any time prior to or on December 31, 1995 shall not be deducted from the calculation of EBITDA for the relevant period, and (b) if, on or prior to March 31, 1996, the


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Company shall have  consummated  the sale of shares of Company Common Stock to a group of investors led by Richard Rainwater and Darla Moore and shall have received Cash Net Proceeds from such transaction in an amount at least equal to $60,000,000, Insurance Settlement Payments made at any time after December 31, 1995 shall not be deducted from the calculation of EBITDA for the relevant period; provided that such Insurance Settlement Payments do not in the aggregate exceed $67,300,000 at any time."

                  (d) The following is inserted after the definition of the term "Initial NME Acquisition Closing" in Section 10 of the Credit Agreement:

                           "'Insurance Settlement Payments' shall mean the cash payments made from time to time by the Company to the insurers that are party to the Set tlement Agreements dated November 16, 1994 and March 31, 1995, respective ly, in accordance with Schedule 10.1(f) hereto and in an aggregate amount not to exceed $67,300,000."

                  (e) The definition of the term "Net Proceeds" in Section 10 of the Credit Agreement is amended by (i) deleting the "and" at the end of clause
(a) and (ii) inserting "; and (c) in the case of any sale of New Green Spring Common Stock, the amount set forth in clause (v) of Section 8.2(m)" at the end of the first sentence.

                  (f) The following is inserted after the definition of the term "Net Proceeds" in Section 10 of the Credit Agreement:

                           "'New Green Spring Common Stock' shall mean the 1,349 shares of common stock of Green Spring purchased by the Company on December 21, 1995 from Health Care Service Corporation for an aggregate consideration of $16,705,098, which shares represent 10% of the outstanding common stock of Green Spring."

                  (g) Exhibit A hereto is added as Schedule 10.1(f) to the Credit Agreement.

                  Section 2. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:



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                  (a)  Exhibit A is a true,  correct  and  complete  copy of the payment schedules relating to the Insurance Settlement Payments, as adjusted for future asset sales.

                  (b) The execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their respective assets, except where such contra vention would not have a Material Adverse Effect, or (iii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsid iaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Inden ture) to which the Company or any of its Subsidiaries is a party or by which the Compa ny, any of its Subsidiaries or any of their respective properties or assets is bound or sub ject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect.

                  (c) This Amendment, the Credit Agreement as amended hereby, and after giving effect to this Amendment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the other Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their re spective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the en forcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (d) On and as of the date hereof, and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                  (e) The representations and warranties of the Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof both before and after giving effect to the effectiveness of this Amendment, except to the extent such representations and warranties expressly relate to a specific date.


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                  Section  3.   Effectiveness.   This  Amendment   shall  become
effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

                  Section 4. Company Certificate. The Company hereby agrees to provide a certificate to the Agent on or prior to March 31, 1996 regarding the sale by the Company of shares of Company Common Stock to a group of investors led by Richard Rainwater and Darla Moore, which certificate shall specify (i) whether such transaction has been consummated, and (ii) if such transaction has been consummated, (a) that immediately before and after giving effect to the consummation of such transaction no Default or Event of Default shall have occurred or be continuing and (b) the aggregate amount of net cash proceeds received by the Company in connection with such transac tion.

                  Section 5. Status of Credit Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as ex pressly modified hereby, the terms, provisions and conditions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                  Section 6. Counterparts. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).



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                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their respective duly authorized officers to execute and deliver this Amendment No. 8 to the Second Amended and Restated Credit Agreement as of the date first above written.

                                            MAGELLAN HEALTH SERVICES, INC.


                                            By:________________________
                                      Name:
                                     Title:


                                            BANKERS TRUST COMPANY,
                                              as Agent and a Lender


                                            By:________________________
                                      Name:
                                     Title:


                                            FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA, as Co-Agent
                                              and a Lender


                                            By:________________________
                                      Name:
                                     Title:


                                            BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION


                                            By:________________________
                                      Name:
                                     Title:



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                                            BANK OF IRELAND


                                            By:________________________
                                      Name:
                                     Title:


                                            BANQUE FRANCAISE COMMERCE
                                              D'EXTERIEUR


                                            By:________________________
                                      Name:
                                     Title:


                                            CREDIT LYONNAIS,
                                              Cayman Islands Branch


                                            By:________________________
                                      Name:
                                     Title:


                                            DRESDNER BANK AG, New York and
                                              Grand Cayman Islands Branches


                                            By:________________________
                                      Name:
                                     Title:


                                            By:________________________
                                      Name:
                                     Title:



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                                            GENERAL ELECTRIC CAPITAL
                                              CORPORATION


                                            By:________________________
                                      Name:
                                     Title:


                                            GIROCREDIT BANK AG DER
                                              SPARKESSEN


                                            By:________________________
                                      Name:
                                     Title:

                                            THE BANK OF NEW YORK


                                            By:________________________
                                      Name:
                                     Title:


                                            THE MITSUBISHI BANK, LIMITED,
                                              New York Branch


                                            By:________________________
                                      Name:
                                     Title:




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Consented  and  agreed  to as of the date  first  above  written  by each of the entities listed on Schedule I hereto:


By:____________________
   Name:
   Title:              ,
                  of each of the entities
                  listed on Schedule I hereto



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